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                                                                      Exhibit 11

                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement - computation of per share earnings

                Statement of Computations of Earnings per Share
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


                                     For the Three Months              For the Nine Months
                                        Ended Sept. 30                   Ended June 30
                                  ------------------------          --------------------------
                                      1998         1997                 1998           1997
                                  -----------  -----------          -----------  -------------

Net Earnings                      $ 3,204,000  $ 3,454,000          $11,520,000    $10,363,000
                                  ===========  ===========          ===========  =============

Weighted average common
shares outstanding                 15,005,000   15,005,000           15,005,000     15,023,000
                                  ===========  ===========          ===========  =============

Basic and diluted earnings per
share of common stock             $       .21  $       .23          $       .77    $       .69
                                  ===========  ===========          ===========  =============

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